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                                                                     EXHIBIT 4.7




                                                               November __, 1997


Mason Hill & Co., Inc.
110 Wall Street
New York, New York 10005

Ladies and Gentlemen:

   In order to induce Mason Hill & Co., Inc. as the representative of the underwriters (the "Representative") to enter into an underwriting agreement with respect to the proposed public offering (the "Offering") of up to 2,070,000 shares of common stock, no par value (the "Common Stock") and 3,205,000 redeemable common stock purchase warrants (the "Public Warrants," and together with Common Stock, the "Securities") of Rockwell Medical Technologies, Inc., a Michigan corporation (the "Company"), pursuant to a Registration Statement on Form SB-2, Registration No. 333-31991 (the "Registration Statement"), the undersigned, as the beneficial owner of ________ shares of Common Stock and ___________ Common Stock Purchase Warrants, covenants and agrees for the benefit of the Company and the Underwriter to abide to the following terms and conditions of this Agreement:

1. For a period of thirteen (13) months subsequent to the date upon which the Securities and Exchange Commission (the "Commission") declares the Registration Statement filed with the Commission effective under the Securities Act of 1933, as amended (the "Act"), the undersigned will not, without the prior written consent of the Underwriter, offer, pledge, sell, transfer, assign, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, pursuant to Rule 144 promulgated under the Act ("Rule 144") or otherwise, any shares of the Common Stock beneficially owned by the undersigned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

2. Prior to the effective date of the Registration Statement, the undersigned will not, without the prior written consent of the Representative, offer, pledge, sell, transfer, assign, contract to sell, grant any option for the sale of, or otherwise dispose of, directly of indirectly, pursuant to Rule 144, or otherwise, any shares of Common Stock, or the public Warrants beneficially owned by the undersigned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) on the date hereof or hereafter acquired without first requiring any such acquiring parties to execute and deliver to the Underwriter an agreement satisfactory to the Representative in substantially the



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Mason Hill & Co., Inc.
 November __, 1997
 Page 2




same form as this Agreement.

3. To enable the Representative to enforce the aforesaid covenants, the undersigned hereby consents to the placing of restrictive legends consistent with this Agreement upon the Securities and to the entry of stop-transfer orders consistent with this Agreement on the books and records of the transfer agent of the Securities with respect to any Securities registered in the undersigned's name or beneficially owned by the undersigned. The Company agrees to instruct the transfer agent to place such legends and enter such stop-transfer orders and not to transfer any Securities without the consent of the Representative as set forth herein.

4. The undersigned hereby waives any registration rights he/she may have been granted in connection with the Offering by any Subscription Agreement with the Company or otherwise, including, but not limited to, any "piggyback registration rights" such as (i) any right to notice of the Offering and (ii) any right to have the Securities owned by the undersigned registered by the Registration Statement or included in the Offering.

5. The undersigned understands that the Company and the Representative will rely upon this Agreement if they proceed with the Offering. The provisions of this Agreement shall be binding upon the undersigned and the successors, assigns, heirs, and personal representatives of the undersigned.

                            Very truly yours,


                            Signature:
                                       -------------------------------------

                            Print Name:
                                       -----------------------------


Accepted and Agreed to:
ROCKWELL MEDICAL TECHNOLOGIES, INC.



By:
    -----------------------------
    Name:   Robert Chioini
    Title:   President